Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Mastercard Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate(2)	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r) (2)

	Other	Guarantees of Debt Securities (3)	Rule 456(b) and Rule 457(r) (2)

	Equity	Preferred Stock, par value $.0001 per share	Rule 456(b) and Rule 457(r) (2)

	Equity	Class A Common Stock, par value $.0001 per share	Rule 456(b) and Rule 457(r) (2)

	Equity	Depositary Shares	Rule 456(b) and Rule 457(r) (2)

	Other	Purchase Contracts	Rule 456(b) and Rule 457(r) (2)

	Other	Units	Rule 456(b) and Rule 457(r) (2)

	Other	Warrants	Rule 456(b) and Rule 457(r) (2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices pursuant to this Registration Statement.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Mastercard Incorporated (“Mastercard”) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. Mastercard will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)

Guarantees of Mastercard may be issued from time to time in connection with debt securities. No separate consideration will be paid with respect to any such guarantees. No separate registration fee is required under Rule 457(n) with respect to the guarantees being registered.